UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2008

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road
Stamford, CT 06905
(Address of Principal Executive Office) (Zip Code)

203.975.3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our,” “our company,” “the Company,” and “MTM” refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 5.02	ELECTION OF DIRECTOR

On February 8, 2008, MTM’s Board of Directors elected Keith B. Hall to its Board. Mr. Hall was Senior Vice President and Chief Financial Officer with LendingTree, Inc., from 1999 to 2007. He served as Vice President and Chief Financial Officer for Broadway & Seymour, Inc., from 1997 to 1999, and for Loctite Corporation from 1996 to 1997. Mr. Hall also held a number of senior financial positions at United Technologies Corporation from 1983 to1995. He is currently a member of the board of directors of Electronic Clearing House, Inc. (NASDAQ: ECHO) and NewRiver, Inc., and is a member of the Coe College Board of Trustees. Mr. Hall will serve as a member of the Audit Committee of the Board. The Board has determined that Mr. Hall meets the definition of 'Independent' pursuant to NASDAQ rules and 'Financial Expert' pursuant to the rules of the Securities and Exchange Commission.

ITEM 9.     FINANCIAL STATEMENTS AND EXHIBITS

9.01           Financial Statements and Exhibits

 (c)           Exhibits

Exhibit 99.1	Press Release dated February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC. (Registrant)
Date: February 13, 2008	By:	/s/ J.W. Braukman III
J.W. Braukman III Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

Exhibit 99.1	Press Release dated February 13, 2008.